UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
March 7, 2013

CALGON CARBON CORPORATION
(Exact name of registrant as specified in its charter)
Delaware	1-10776	25-0530110
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
P.O. Box 717, Pittsburgh, PA 15230-0717	15230-0717
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (412) 787-6700

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Settlement Agreement

On March 11, 2013, Calgon Carbon Corporation (the “Company”) entered into an agreement (the “Settlement Agreement”) with the investor Starboard Value LP, and certain of its affiliates (collectively, “Starboard”), to settle a potential proxy contest in connection with the Company’s 2013 Annual Meeting of Stockholders  (the “ 2013 Annual Meeting”).  Starboard previously delivered to the Company a nomination letter, dated January 15, 2013 (the “Nomination Letter”), nominating director candidates to be elected to the Company’s Board of Directors at the Company’s 2013 Annual Meeting.

Under the terms of the Settlement Agreement, the Company agreed, among other things, to increase the size of its Board of Directors from eight to nine members and to nominate two new independent directors for election to the class of directors with terms ending at the Company’s 2016 Annual Meeting of Stockholders: Louis S. Massimo and Donald C. Templin.  The nominations of Messrs. Massimo and Templin will be recommended by the Company’s Board of Directors and included in the Company’s proxy materials for its 2013 Annual Meeting.  Also, in connection with the increase to the size of its Board of Directors, the Company intends to nominate a slate of four directors for election at the 2013 Annual Meeting.  Along with Messrs. Massimo and Templin, the Company intends to nominate current director J. Richard Alexander for election to the class of directors with terms ending at the Company’s 2016 Annual Meeting of Stockholders.  The Company also intends to nominate current director Julie S. Roberts for election to the class of directors with terms ending at the Company’s 2015 Annual Meeting of Stockholders.

Pursuant to the Settlement Agreement, Starboard has irrevocably withdrawn the Nomination Letter.  Furthermore, Starboard will not, nor will it encourage any Company stockholder, to submit proposals for consideration or otherwise bring any business before the Company’s 2013 Annual Meeting, nor will it engage in certain activities related to “withhold” or similar campaigns with respect to the 2013 Annual Meeting.

The Settlement Agreement further provides that Starboard will vote all of the shares of the Company’s common stock that it beneficially owns for the election of Messrs. Massimo and Templin and for all of the Company’s other director nominees at the Company’s 2013 Annual Meeting.  Starboard will also vote in accordance with the recommendations of the Company’s Board of Directors with respect to the “say-on-pay” proposal to be presented to the Company’s stockholders at its 2013 Annual Meeting.

Starboard is also subject to standstill provisions under the Settlement Agreement.  Such provisions generally remain in effect until the earlier of (i) the date that is 15 business days prior to the deadline for the submission of stockholder nominations for the Company’s 2014 Annual Meeting of Stockholders and (ii) the date that is 100 days prior to the first anniversary of the Company’s 2013 Annual Meeting. These provisions restrict Starboard’s ability to engage in certain proxy solicitations, make certain stockholder proposals, call meetings of stockholders or solicit consents from stockholders, obtain additional representation on the Company’s Board of Directors and seek to remove any of the Company’s directors.

Amendment to Rights Plan

Pursuant to the Settlement Agreement, effective as of March 11, 2013, the Company entered into Amendment No. 2 (the “Amendment”) to the Rights Agreement, dated as of January 27, 2005, between the Company and Registrar and Transfer Company, as successor to StockTrans, Inc, as amended (the “Rights Agreement”).

The Amendment amends the Rights Agreement’s definition of “Acquiring Person” to provide, among other things, that certain persons who, together with their affiliates and associates, beneficially owned 15% or more of the Company’s outstanding common stock as of March 11, 2013 do not constitute Acquiring Persons.

The foregoing descriptions of the terms of the Settlement Agreement and the Amendment do not purport to be complete and are qualified in their entirety by the complete text of the Settlement Agreement and the Amendment, copies of which are filed as Exhibit 10.1 and Exhibit 4.1, respectively, to this Current Report on Form 8-K and incorporated by reference herein.

Item 3.03.	Material Modification to Rights of Security Holders.

The disclosure set forth under the heading “Amendment to Rights Plan” in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 7, 2013, Robert W. Cruickshank notified the Company’s Board of Directors that he will not stand for re-election at the Company’s 2013 Annual Meeting.

Item 7.01.	Regulation FD Disclosure.

On March 12, 2013, the Company issued a press release announcing the execution of the Agreement, Mr. Cruickshank’s retirement and certain other matters. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information in this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section. Such information shall not be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference to this Current Report on Form 8-K in such a filing.

Item 9.01.	Financial Statements and Exhibits.

(d)   Exhibits.

Exhibit No.	Description
4.1	Amendment No. 2 to Rights Agreement by and between the Company and Registrar and Transfer Company dated March 11, 2013
10.1	Agreement among the Company and Starboard Value LP, and certain of its affiliates, dated March 11, 2013
99.1	Press Release dated March 12, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CALGON CARBON CORPORATION
(Registrant)

Date: March 12, 2013	/s/ Richard D. Rose
(Signature)
Richard D. Rose
Senior Vice President, General Counsel and Secretary

INDEX OF EXHIBITS

Exhibit No.	Description
4.1	Amendment No. 2 to Rights Agreement by and between Calgon Carbon Corporation and Registrar and Transfer Company dated March 11, 2013
10.1	Agreement among Calgon Carbon Corporation and Starboard Value LP, and certain of its affiliates, dated March 11, 2013
99.1	Press Release dated March 12, 2013